NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A CUSTOMARY FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

THIS NOTE IS SUBJECT TO THE TERMS OF THAT CERTAIN SECURITIES PURCHASE AGREEMENT BETWEEN THE HOLDER AND QUANTUM MATERIALS CORP. DATED AS OF THE DATE HEREOF, AS THE SAME MAY BE AMENDED FROM TIME TO TIME.

NON-NEGOTIABLE UNSECURED CONVERTIBLE PROMISSORY NOTE

$__________	November ____, 2016

FOR VALUE RECEIVED, Quantum Materials Corp., a Nevada corporation, promises to pay to the order of __________________, in lawful money of the United States of America in immediately available funds, the lesser of (a) the principal sum of __________________ Dollars ($________), or (b) the outstanding principal balance hereunder, as provided below:

1. Unit Subscription Agreement. This Note is issued pursuant to the Securities Purchase Agreement, dated as of the date hereof, by and between the Company and the Holder (the “Subscription Agreement”). The Holder is subject to certain restrictions set forth in the Subscription Agreement and shall be entitled to certain rights and privileges set forth in the Subscription Agreement. This Note is one of the Notes referred to as the “Notes” in the Subscription Agreement. This Note is being issued in the series of similar promissory notes in connection with the Offering. Capitalized terms used but not otherwise defined shall have the meaning ascribed to such terms in the Subscription Agreement.

2. Definitions. As used in this Note, the following terms have the following meanings:

“Applicable Rate” means eight percent (8%) per annum.

“Common Stock” means the Common Stock, par value $0.001 per share, of the Company.

“Company” means Quantum Materials Corp., a Nevada corporation, and any successor thereto.

“Conversion Discount” means 0.80.

“Conversion Price” means $0.12. The Conversion Price shall be subject to adjustment to prevent dilution in certain events including: (a) any subdivisions, combinations and classifications of the Common Stock; or (b) any payment, issuance or distribution by the Company to its stockholders of (i) a stock dividend, (ii) debt securities of the Company, or (iii) assets (other than cash dividends payable out of earnings or surplus in the ordinary course of business). The Conversion Price also is subject to a full ratchet adjustment upon the Company’s issuance of Common Stock, options, warrants, or rights to purchase Common Stock or securities convertible into Common Stock for a consideration per share which is less than the then- applicable Conversion Price of the Notes, excluding (i) Common Stock and options issued to officers, directors, and employees of the Company, (ii) the exercise or conversion of convertible securities of the Company existing as of the date of this Note, or (iii) Common Stock or other securities issued or issuable to the Holder pursuant to any other contract, agreement or arrangement, whether entered into before or after the date of this Note.

“Convertible Sum” means the unpaid principal balance hereunder and any accrued and unpaid interest.

“Effective Date” means the effective date of this Note, as set forth in the heading opposite the principal amount hereof.

“Equity Securities” means in connection with a Next Round of Financing, the type of securities that are offered and sold to investors in such Next Round of Financing.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Event of Default” has the meaning set forth in Section 5(a).

“GAAP” means United States generally acceptable accounting principles as promulgated by the Financial Accounting Standards Board, as in effect from time to time, as applied by the Company, on a consolidated basis.

“Holder(s)” when the context refers to a holder of this Note, shall mean any person who shall at the time be the registered holder of this Note, and, when the context refers to the holder of the Notes collectively, shall mean all persons who shall at the time be the registered holders of the Notes.

“Maturity Date” means the second anniversary of the Effective Date.

“Next Round of Financing” means the closing of the first round of financing at the minimum amount of $10,000,000 or more, in a single round of financing (excluding the sale of the Notes and the issuance of securities issued upon conversion of the Notes, and excluding any other subsequent issuance of convertible debt). The determination of whether a particular financing constitutes “Next Round of Financing” shall be made by the Board.

“Notes” has the meaning set forth in the Subscription Agreement.

“Permitted Assignee” has the meaning set forth in Section 9.

“Senior Indebtedness” means the principal and interest on indebtedness of the Company for money borrowed from commercial banks, equipment lessors or other financial institutions under a secured or unsecured line of credit, term loan or equipment lease, whether now or hereafter incurred.

“Significant Event” means, the occurrence of, at anytime following the Effective Date, (a) the Common Stock trading at or above 2.0 times the then-applicable Conversion Price for a period of thirty (30) consecutive trading days, with minimum average trading volume of 250,000 shares per day over such period and (b) the shares of Common Stock issuable upon Conversion in accordance with Section 7(b) being (or would reasonably considered to be) freely- tradable by Holder.

“Subscription Agreement” has the meaning set forth in Section 1.

3. Interest. Interest shall accrue on the outstanding principal balance of this Note from the Effective Date to the date converted or paid, at the Applicable Rate, which interest shall be simple and shall not compound; provided, however, that, upon an Event of Default and so long as such Event of Default shall continue, interest shall accrue on the outstanding principal balance of this Note from the date of the Event of Default to the date paid at the lesser of (a) the Applicable Rate plus two percent (2%) per annum or (b) the greatest amount permitted by applicable law. Subject to the provisions of this Note, accrued and outstanding interest shall be paid to Holders (x) in cash or in shares of Common Stock at the Conversion Price, at the Company’s sole discretion, on the first anniversary of the Effective Date and upon the maturity of this Note or upon an Event of Default in accordance with Section 5(b)(i) hereof, or (y) shall be converted into equity upon a Next Round of Financing, upon a Significant Event, or upon an optional conversion of the Note as set forth herein, whichever occurs sooner.

4. Maturity. The entire principal balance hereunder, together with all accrued and unpaid interest, shall be due and payable on the Maturity Date.

5. Events of Default.

(a) Events. The following occurrences shall constitute an “Event of Default” hereunder:

(i) failure to pay principal and/or interest hereunder when due; or

(ii) default by the Company under any material provision of this Note or the Subscription Agreement if such default is not substantially cured by the Company within thirty (30) days after the Holder has delivered the Company written notice of such default; or

(iii) the institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action; or

(iv) if, within sixty (60) days after the commencement of an action against the Company (and service of process in connection therewith on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or if, within sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated.

(b) Remedies. Upon the occurrence of an Event of Default, and so long as such Event of Default shall continue, the Holder may (i) declare the entire principal balance hereunder, and all accrued and unpaid interest, immediately due and payable and (ii) exercise any and all of its rights and remedies granted herein, by applicable law, or which the Holder may otherwise have against the Company or otherwise.

6. Prepayment. The Company may prepay this Note, in whole or in part, at any time upon not less than ten (10) business days’ written notice to the Holder, without penalty.

7. Conversion.

(a) Conversion upon a Next Round of Financing. Upon the closing of the Next Round of Financing, this Note shall, at the election of the Holder, automatically convert into either (i) shares of Common Stock equal to the Conversion Sum divided by the Conversion Price or (ii) such number of Equity Securities as shall equal the quotient obtained by dividing (A) the Convertible Sum by (B) the product of (1) the gross purchase price per Equity Security paid by the purchasers of the Equity Securities for each Equity Security, and (2) the applicable Conversion Discount. The Equity Securities or Common Stock issued at the closing of the conversion hereof will be subject to any obligation, and have all the benefits of, the rights, preferences and privileges of the Equity Securities or Common Stock of the Company, as applicable.

(b) Conversion in the Event of Significant Event. If, at any time prior to the earlier of Company’s full satisfaction of this Note shall automatically convert into shares of Common Stock equal to the Conversion Sum divided by the Conversion Price. The Common Stock issued at the closing of the conversion hereof will be subject to any obligation, and have all the benefits of, the rights, preferences and privileges of the Common Stock of the Company.

(c) Optional Conversion. At any time prior to the Maturity Date, Holder may convert the Note may into shares of Common Stock equal to the Conversion Sum divided by the Conversion Price.

(d) Closing. At the closing of any conversion, the Holder shall surrender this Note, and the Company shall issue to the Holder a certificate evidencing the applicable securities issuable upon such conversion. At the Company’s election, fractional units of securities will not be issued upon conversion of this Note. In lieu of such fractional units, the Company may pay to Holder, by certified check, the amount of the outstanding principal under the Note that is not so converted. The Holder and the Company will execute any and all documents necessary or appropriate to effect the conversion.

(e) Limitations on Conversion. Notwithstanding anything to the contrary contained in this Note, this Note shall not be convertible by the Holder hereof, and the Company shall not effect any conversion of this Note or otherwise issue any shares of Common Stock pursuant hereto, to the extent (but only to the extent) that after giving effect to such conversion or other share issuance hereunder the Holder (together with its affiliates) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the Common Stock. To the extent the above limitation applies, the determination of whether this Note shall be convertible (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Holder or any of its affiliates) and of which such securities shall be convertible, exercisable or exchangeable (as among all such securities owned by the Holder and its affiliates) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to convert this Note, or to issue shares of Common Stock, pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. For purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the Exchange Act. The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this paragraph shall apply to a successor Holder of this Note. The holders of Common Stock shall be third party beneficiaries of this paragraph and the Company may not waive this paragraph without the consent of holders of a majority of its Common Stock. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) business day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock, including, without limitation, pursuant to this Note or securities issued pursuant to the Subscription Agreement. By written notice to the Company, at any time the Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that any such increase will not be effective until the 61st day after such notice is delivered to the Company.

8. Assignment. This Note and any shares of Common Stock issued upon conversion of this Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company; provided, however, that any purchaser, assignee or transferee of this Note shall agree in writing to be bound by the terms of the Subscription Agreement and this Note.

9. Treatment of Note. To the extent permitted by GAAP, the Company will treat, account and report the Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities. The Holder hereby acknowledges the foregoing, and agrees not to take any position contrary to such treatment with respect to any tax returns filed by the Holder unless otherwise required by law.

10. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be sent and deemed to have been duly given all as set forth in the Subscription Agreement.

11. No Shareholder Rights. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a shareholder in respect of meetings of shareholders for the election of members of the Board of Directors of the Company or any other matters or any rights whatsoever as a shareholder of the Company; and no dividends shall be payable or accrued in respect of this Note or the interest represented hereby or the shares obtainable hereunder until, and only to the extent that, this Note shall have been converted.

12. Amendments. The prior written consent of the Holder and the Company shall be required for any change or amendment to this Note.

13. Loss or Mutilation. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, if requested in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Note, the Company at its expense will execute and deliver, in lieu hereof, a new Note of like tenor.

14. Governing Law; Consent to Jurisdiction. This Note will be interpreted and the rights and liabilities of the Holder and the Company determined in accordance with the laws of the State of Illinois, without regard to its conflict of law provisions. Each of the Holder and the Company hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in Cook County, Illinois, and consents that all service of process be sent by nationally recognized overnight courier service directed to the Holder at the Holder’s address set forth in the Subscription Agreement or to the Company at the Company’s address set forth in the Subscription Agreement and service so made will be deemed to be completed when received by the Holder or the Company, as applicable. Each of the Holder and the Company acknowledges and agrees that such venue is the most convenient forum for both the Holder and the Company. Each of the Holder and the Company waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

15. Waiver of Jury Trial. The Company and the Holder, by accepting this Note, irrevocably waive any and all rights that each may have to a trial by jury in any action, proceeding or claim of any nature relating to this Note, any documents executed in connection with this Note or any transaction contemplated in any of such documents. The Company and Holder, by accepting this Note, acknowledge that the foregoing waiver is knowing and voluntary.

16. Miscellaneous. No delay or omission of the Holder to exercise any right or power arising hereunder shall impair any such right or power to be considered to be a waiver of any such right or power, nor shall the Holder’s action or inaction impair any such right or power. If any provision of this Note is found to be invalid by a court, all the other provisions of this Note will remain in full force and effect. The Company hereby forever waives presentment, protest, notice of dishonor and notice of non-payment. This Note shall bind the Company and its successors and assigns. The captions contained in this Note are for convenience only, shall not be deemed to be a part of this Note and shall not be referred to in connection with the construction or interpretation of this Note. As used in this Note: (a) “or” is not exclusive; (b) “including” and its variants mean “including, without limitation” and its variants; (c) words defined in the singular have the parallel meaning in the plural and vice versa; (d) references to “written” or “in writing” include in visual electronic form; and (e) words of one gender shall be construed to apply to each gender; and a reference to any person includes such person’s successors and permitted assigns.

[Remainder of Page Left Intentionally Blank; Signature Page Follows]

WITNESS the due execution hereof as of the Effective Date, with the intent to be legally bound hereby.

QUANTUM MATERIALS CORP.

By:
Name:
Title: